CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds II of our reports dated February 13, 2025, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Funds II’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 24, 2025

Appendix A

Fund Name
John Hancock Multimanager Lifestyle Aggressive Portfolio
John Hancock Multimanager Lifestyle Balanced Portfolio
John Hancock Multimanager Lifestyle Conservative Portfolio
John Hancock Multimanager Lifestyle Growth Portfolio
John Hancock Multimanager Lifestyle Moderate Portfolio

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